Exhibit 99.2

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

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IN RE IOVANCE BIOTHERAPEUTICS, INC. STOCKHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	: : : : : : : : : :	Lead Case No.: 1:17-cv-01806-LPS (Consolidated with No. 1:18-cv-00469 EXHIBIT C
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NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF
STOCKHOLDER DERIVATIVE ACTION

TO:	ALL OWNERS OF THE COMMON STOCK OF IOVANCE BIOTHERAPEUTICS, INC. (“IOVANCE” OR THE “COMPANY”) CURRENTLY AND AS OF DECEMBER 27, 2019 (“CURRENT IOVANCE STOCKHOLDERS”):

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE AN IOVANCE STOCKHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the District of Delaware (the “Court”), that a proposed settlement has been reached by the Settling Parties to the following consolidated stockholder derivative action brought on behalf and for the benefit of Iovance styled, In re Iovance Biotherapeutics, Inc. Stockholder Derivative Litigation, Case No. l:17-cv-01806-LPS (D. Del.) (the “Action”).1

1 All capitalized terms herein have the same meaning as set forth in Settling Parties' Stipulation of Settlement dated December 27, 2019 (the "Stipulation"), which is available for viewing on the website of Iovance at www.ir.iovance.com/settlement.

As explained below, a hearing will be held on July 2, 2020, at 3:00 p.m., before the Honorable Leonard P. Stark, at the United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Courtroom 6B, Wilmington, Delaware 19801 (the “Settlement Hearing”), at which the Court will determine whether to approve the Settlement. You have an opportunity to be heard at this hearing.

The terms of the settlement are set forth in the Stipulation and summarized in this Notice.

If approved by the Court, the Settlement will fully resolve the Action, including the dismissal of the Action with prejudice. For a more detailed statement of the matters involved in the Action, the Settlement, and the terms discussed in this Notice, the Stipulation may be inspected at the Clerk of Court’s office, United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Courtroom 6B, Wilmington, Delaware 19801. The Stipulation is also available for viewing on the website of Iovance at www.ir.iovance.com/settlement.com. For a fee, all papers filed in the Action are available at www.pacer.gov.

This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency and settlement of the Action.

THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of Iovance. The Settlement will result in changes to the Company’s corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I.	THE ACTION

The Action is brought by Plaintiffs against certain current and former officers and directors of Iovance for alleged beaches of their fiduciary duties as directors and/or officers, unjust enrichment, waste of corporate assets, abuse of control, gross mismanagement, and violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC Rule 14a-9 promulgated thereunder, as well as against Kamilla Bjorlin (“Bjorlin”) for aiding and abetting the alleged breaches of fiduciary duty.

Plaintiffs’ derivative claims brought on behalf of Iovance arise out of an allegedly illicit stock promotion scheme overseen by Iovance’s former Chief Executive Officer, Manish Singh (“Singh”), pursuant to which Singh allegedly placed in the market paid promotional commentary about Iovance without disclosing that Singh and Bjorlin were actually responsible for the commentary. Specifically, Plaintiffs allege that Singh paid Lidingo Holdings, LLC (“Lidingo”), a stock promotion firm he started with Bjorlin, to disseminate articles and e-mails to the investing public that misleadingly touted Iovance’s financial condition and business prospects, while concealing the fact that much of the content came from Singh and that the authors were being compensated by the Company, in violation of the securities laws. Plaintiffs allege that the Iovance Board of Directors (the “Board”), in breach of their fiduciary duties of loyalty and due care, failed to ensure that the Company employed basic executive vetting, market monitoring and internal controls and, even after the U.S. Securities and Exchange Commission (“SEC”) had commenced an investigation into Singh’s alleged scheme, continued to approve the publication of a series of misleading statements that concealed the truth long after the scheme was discovered and Singh’s employment was terminated.

Plaintiffs further allege that on April 10, 2017, the SEC issued a cease-and-desist order (the “SEC Order”), providing that defendants Singh and Bjorlin had engaged in an illegal stock promotion scheme designed to mislead potential investors by publishing articles and disseminating e-mails from authors that falsely claimed they were independently written, when in reality the Company had paid Lidingo to hire the writers and insisted that the publications omit or affirmatively deny that the Company had compensated or influenced the authors. The SEC determined that Iovance violated numerous federal securities laws and regulations, including: (i) Sections 17(a)(1) and (3) of the Securities Act of 1933 (“Securities Act”) and Section 10(b) of the Exchange Act, and Rules 10b-5(a) and (c) thereunder, which prohibit fraudulent conduct in the offer or sale of securities and in connection with the purchase or sale of securities; (ii) Section 17(b) of the Securities Act, the “anti-touting” law; and (iii) Section 5 of the Securities Act, which prohibits “gun-jumping,” by publishing articles promoting a stock issue before a Registration Statement on Form S-l filed with the SEC has become effective. The SEC Order imposed a $100,000 civil penalty on Iovance. The SEC Order stated that Iovance did not admit or deny the findings therein.

Based upon these allegations, the Action pleads claims for breaches of fiduciary duty and other violations of state law, as well as for violations of Section 14(a) of the Exchange Act.

II.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the Action has substantial merit, and Plaintiffs’ entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Action.

Plaintiffs’ Counsel have conducted an extensive investigation and analysis, including, inter alia, (i) reviewing Iovance’s press releases, public statements, SEC filngs, and securities analysts’ reports and advisories about the Company, its financial condition, and the status and results of Iovance’s research and development efforts relating to its drug, neratinib; (ii) reviewing related media reports about the Company; (iii) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (iv) preparing and filing derivative complaints; (v) conducting damages analyses; (vi) evaluating the merits of, and the defendants’ potential liability in connection with the Securities Class Action; (vii) preparing detailed mediation briefs and a comprehensive settlement demands that proposed corporate governance reforms going to the heart of the alleged wrongdoing and designed to prevent a recurrence thereof; and (viii) negotiating this Settlement with Defendants, including researching corporate governance best practices and negotiating the corporate governance reforms.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Iovance. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Iovance and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Action. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Action or that are alleged in any summary of the allegations.

Nonetheless, Defendants have concluded that it is desirable for the Action to be fully and finally settled upon the terms and conditions as set forth in the Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. The Iovance Board has determined that it is in the best interests of Iovance for the Action to be settled in the manner and upon the terms and conditions set forth in the Stipulation.

Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on Iovance’s website at www.ir.iovance.com/settlement.com. The following is only a summary of its terms.

Iovance, acting through its independent, non-defendant directors, reviewed the allegations and the settlement terms, and in a good faith exercise of business judgment determined the Settlement and each of its terms, as set forth in the Stipulation, to be in the best interests of Iovance.

As consideration for the Settlement, Iovance has agreed to implement and maintain the corporate governance reforms set forth in Exhibit A to the Stipulation (“Reforms”). The Reforms shall be maintained by Iovance for a period of not less than three (3) years (“Effective Term”). Iovance and the Individual Defendants acknowledge that the prosecution and settlement of the Action was a substantial and material factor in the Company’s decision to adopt and/or implement the Reforms, and agree that the Reforms are significant and extensive and confer substantial benefits upon Iovance and its stockholders.

The Reforms are specifically designed to address the alleged wrongdoing by increasing direct Board and executive oversight over the Company’s public disclosures and disclosure controls, and improving the overall independence, competence, and effectiveness of the Board. The Reforms include, among other things, the following:

• The Charter of Iovance’s Disclosure Committee, incorporating the terms negotiated by the Settling Parties, shall be formalized and adopted (the new Disclosure Committee Charter is attached as Exhibit A-l to the Stipulation).

• Iovance shall review content and commentary published by third parties about the Company in order to identify commentary that may be the product of an improper paid stock promotion activity involving its employees. Any suspect publication that the Company becomes aware of shall be referred to the Legal Department for review and action as appropriate. If circumstances warrant, the Legal Department shall report such publication to the Chair of the Nominating and Governance Committee of the Board of Directors for consideration of appropriate disciplinary and other remedial action.

• Iovance shall amend its Contract Review and Approval Process policy to provide that the Legal Department will review the terms of every contract entered into by the Company to ensure that the agreement complies with all securities laws and regulations applicable to the Company, and that in the case of contracts regarding stock promotion or investor relations, the Legal Department or Finance Department will review the work completed pursuant to such contracts and invoices paid under those contracts to ensure compliance with all applicable securities rules and regulations.

• Iovance shall amend its Information Technology (“IT”) Security policy to provide that use of personal e-mail for business-related communications by Iovance employees is strongly discouraged, and that, whenever possible, all business-related e-mail and other forms of communication should be sent using an Iovance-provided e-mail address. The revised IT Security Policy will be circulated to all employees who will be trained regarding the new policy.

• Iovance shall amend its Press Release Review and Approval policy to provide that it is the responsibility of the General Counsel and Legal Department to confirm that any Company press release complies with all laws and regulations, including those SEC rules and regulations pertaining to stock promotion.

• Iovance shall incorporate terms consistent with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, to the extent such terms are required by law, in connection with the adoption of any new equity incentive plans.

• Iovance additionally acknowledges that in response to the Action, on March 9,2018 the Charter of the Nominating and Governance Committee was amended to provide the Nominating and Governance Committee with oversight responsibilities for the Company’s Disclosure Committee.

• Iovance further acknowledges that in consideration of potential derivative litigation, on December 4, 2017 the Charter of the Audit Committee was amended to: (1) clarify, where applicable, the laws and standards applicable to the Audit Committee, its members, and each Audit Committee function; (2) provide guidance for the election, tenure and removal of Audit Committee members; (3) increase Audit Committee independence by providing, among other things, that meetings of the Audit Committee should be held regularly without management present or include executive sessions during which management shall be excused from the meeting; (4) clarify the relationship between the Audit Committee and the Company’s independent auditors, including with respect to how financial information is reviewed and disclosed; and (5) expand the role of the Audit Committee to include periodic evaluations of the adequacy of the Company’s insurance policies. As part of the Settlement, Iovance has agreed to maintain these enhancements for the Effective Term.

V.	DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (i) final approval of the Settlement by the Court following notice to Current Iovance Stockholders and the Settlement Hearing contemplated by the Stipulation; and (ii) Court entry of the Judgment, approving the Settlement and dismissing the Action with prejudice, without awarding costs to any Settling Party, except as provided herein (the “Effective Date”).

Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all derivative claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel, from the Released Defendants’ Claims (including Unknown Claims), and any and all claims arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

VI.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

After negotiating the substantive terms of the settlement, the Settling Parties discussed a fair and reasonable sum to be paid to Plaintiffs’ Counsel for their attorneys’ fees and expenses. The fees and expenses to be paid to Plaintiffs’ Counsel were the product of a Mediator’s proposal accepted by all of the parties. In recognition of the substantial benefits conferred upon Iovance as a direct result of the prosecution and Settlement of the Action, and subject to Court approval, Iovance shall cause to be paid to Plaintiffs’ Counsel the agreed-to amount of $500,000 (the “Fee and Expense Amount”). Iovance has approved the agreed-to Fee and Expense Amount in light of the substantial benefits conferred upon Iovance as a result of the Settlement and Plaintiffs’ Counsel’s efforts in this litigation. To date, Plaintiffs’ Counsel have neither received any payment for their services in conducting the Action, nor have counsel been reimbursed for the out-of-pocket expenses they incurred. The Settling Parties believe that the sum agreed to is within the range of attorneys’ fees and expenses approved by courts under similar circumstances in litigation of this type. As part of the Settlement, Plaintiffs will each receive a service award of $1,500 to be paid out of the Fee and Expense Amount, subject to the Court’s approval. Iovance’s stockholders are not personally liable for the payment of any award of attorneys’ fees and expenses.

VII.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Leonard P. Stark, at the United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Courtroom 6B, Wilmington, Delaware 19801 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed- to Fee and Expense Amount should be approved; and (v) such other matters as the Court may deem appropriate. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Current Iovance Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the amount of attorneys’ fees and reimbursement of expenses should not be approved. However, unless otherwise ordered by the Court, you shall only be heard or entitled to contest the approval of the terms and conditions of the Settlement, the Judgment to be entered thereon if the Settlement is approved by the Court, or the amount of attorneys’ fees and reimbursement of expenses to Plaintiffs’ Counsel, unless you have, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Court a written notice of objection containing the following information:

1.       Your name, legal address, and telephone number;

2.       The case name and number (In re Iovance Biotherapeutics, Inc. Stockholder Derivative Litigation, No. 1:17-cv-01806-LPS);

3.       Proof of being an Iovance stockholder currently and as of December 27, 2019;

4.       The date(s) you acquired your Iovance shares;

5.       A statement of each objection being made;

6.       Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and

7.       Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before June 15, 2020. All written objections and supporting papers must be filed with the Clerk of the Court, U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Courtroom 6B, Wilmington, Delaware 19801 and served by that date, to each of the following Settling Parties’ counsel:

Co-Lead Counsel for Plaintiffs:

ROBBINS LLP

Brian J. Robbins

Craig W. Smith (admitted pro hoc vice)

Shane P. Sanders (admitted pro hac vice)

5040 Shoreham Place

San Diego, CA 92122

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

Counsel for Defendants:

RICHARDS, LAYTON & FINGER, P.A.

Raymond J. DiCamillo

One Rodney Square

920 North King Street

Wilmington, DE 19801

Telephone: (302) 651-7700

Facsimile: (302) 651-7701

E-mail: dicamillo@rlf.com

E-mail:	brobbins@robbinsllp.com csmith@robbinsllp.com ssanders@robbinsllp.com

THE ROSEN LAW FIRM, P.A. Phillip Kim 275 Madison Avenue, 40th Floor New York, NY 10016 Telephone: (212) 686-1060 Facsimile: (212) 202-3827 E-mail: pkim@rosenlegal.com		REED SMITH LLP Brian M. Rostocki 1201 Market Street, Suite 1500 Wilmington, DE 19801 Telephone: (302) 778-7860 Facsimile: (302) 778-7575 E-mail: brostocki@reedsmith.com

YOUNG CONAWAY STARGATT & TAYLOR, LLP Pilar G. Kraman Rodney Square 1000 North King Street Wilmington, DE 19801 Telephone: (302) 571-6600 Facsimile: (302) 576-3742 E-mail: pkraman@ycst.com

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN JUNE 15, 2020. Only stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

Unless otherwise ordered by the Court, any Current lovance Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, or to otherwise be heard, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

IX.	EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on the Iovance website at www.ir.iovance.com/settlement.com. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Courtroom 6B, Wilmington, Delaware 19801. Or you can call Robbins LLP, 5040 Shoreham Place, San Diego, California 92122, telephone: (619) 525-3990 or The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, New York 10016, telephone: (212) 686-1060, for additional information concerning the settlement.

PLEASE DO NOT CONTACT THE COURT OR IOVANCE REGARDING THIS NOTICE.

DATED: April 24 , 2020
BY ORDER OF THE COURT UNITED STATES DISTRICT COURT OF THE DISTRICT OF DELAWARE